Exhibit 99.2

FOR IMMEDIATE RELEASE

INVESTOR CONTACTS:	MEDIA CONTACTS:
Ken Gosnell	Thomas Hushen
(856) 342-6081	(856) 342-5227
Ken_Gosnell@campbellsoup.com	Thomas_Hushen@campbellsoup.com

Kevin Powers	Joey Shevlin
(704) 557-8279	(704) 557-8850
kpowers@snyderslance.com	jshevlin@snyderslance.com

CAMPBELL TO ACQUIRE SNYDER’S-LANCE, INC. TO EXPAND IN FASTER-GROWING

SNACKING CATEGORY

•	Campbell to acquire Snyder’s-Lance for $50.00 per share in an all-cash transaction

•	Combination of Campbell’s baked snacks portfolio and Snyder’s-Lance’s complementary portfolio creates a snacking platform with approximately $4.7 billion net sales on a pro forma basis

•	Campbell’s annual net sales expected to exceed $10 billion

•	Expects approximately $170 million in cost synergies by end of fiscal 2022; additionally, expects to achieve a majority of Snyder’s-Lance’s existing cost transformation program

•	Acquisition expected to be accretive to Campbell’s Earnings Per Share (EPS) in fiscal 2019

•	Investor conference call today at 10:30 a.m. EST

CAMDEN, N.J. and CHARLOTTE, N.C., Dec. 18, 2017—Campbell Soup Company (NYSE: CPB) and Snyder’s-Lance (NASDAQ: LNCE) today announced that the companies have entered into an agreement for Campbell to acquire Snyder’s-Lance for $50.00 per share in an all-cash transaction. The purchase price represents a premium of approximately 27 percent to Snyder’s-Lance’s closing stock price on Dec. 13, 2017, the last trading day prior to media reports regarding a potential transaction. The acquisition, which has been approved by the Boards of Directors of both companies, will enable Campbell to expand its portfolio of leading snacking brands.

Snyder’s-Lance is a leading snacking company that manufactures and markets snack food throughout the United States. The company’s portfolio includes well-known brands such as Snyder’s of Hanover, Lance, Kettle Brand, KETTLE chips, Cape Cod, Snack Factory Pretzel Crisps, Pop Secret, Emerald and Late July. Snyder’s-Lance has leading market positions in its core categories including pretzels, sandwich crackers, kettle chips, deli snacks and organic and natural tortilla chips.1

Acquisition and Snyder’s-Lance Highlights:

•	Combines the strengths of both organizations to drive sales growth and expand Campbell’s footprint in the $89 billion U.S. snacking market, which had a three-year compound annual growth rate (CAGR) of nearly 3 percent[2]

•	Snyder’s-Lance reported $2.2 billion in net sales for the trailing 12 months ended Sept. 30, 2017

•	From calendar 2012-2016, Snyder’s-Lance net sales grew at an 11.5 percent CAGR; organic net sales outpaced category growth with a 4 percent CAGR

The acquisition of Snyder’s-Lance will accelerate Campbell’s access to faster-growing distribution channels including the convenience and natural channels.

Strengthening Campbell’s Portfolio in Faster-Growing Categories

Denise Morrison, Campbell’s President and Chief Executive Officer, said, “The acquisition of Snyder’s-Lance will accelerate Campbell’s strategy and is in line with our Purpose, ‘real food that matters for life’s moments.’ It will provide our consumers with an even greater variety of better-for-you snacks. The combination of Snyder’s-Lance brands with Pepperidge Farm, Arnott’s and Kelsen will create a diversified snacking leader, drive sales growth and create value for shareholders. This acquisition will dramatically transform Campbell, shifting our center of gravity and further diversifying our portfolio into the faster-growing snacking category. We look forward to welcoming Snyder’s-Lance’s employees and their trusted family of leading brands to our company.”

Campbell’s baked snacks product portfolio generated approximately $2.5 billion in net sales in fiscal 2017. With the addition of Snyder’s-Lance’s complementary portfolio, snacking would represent approximately 46 percent of Campbell’s annual net sales (previously 31 percent) on a pro forma basis. Campbell’s soup portfolio, including the recent acquisition of Pacific Foods, would represent approximately 27 percent of the company’s annual net sales.

[1]	IRI MULO through Sept. 3, 2017, for the last 52 weeks
[2]	IRI Market Structure 2016 and Total US MULO

Brian J. Driscoll, President and Chief Executive Officer of Snyder’s-Lance, said, “Following a thorough review process of strategic options, we believe this transaction maximizes value for our shareholders through an immediate and certain cash premium. The transaction also unlocks the value of our portfolio, reflecting the progress we have made planning and executing our transformation. We are excited to join Campbell and to continue to provide great products to our consumers with an uncompromising focus on ingredients, quality and taste.”

Creating a Snacking Leader

Snyder’s-Lance will become part of Campbell’s Global Biscuits and Snacks division, which includes the company’s Pepperidge Farm, Arnott’s and Kelsen businesses, and the simple meals and shelf-stable beverages business in Australia, Asia Pacific and Latin America. The division is led by Luca Mignini, President. The division will combine Snyder’s-Lance’s portfolio with Campbell’s iconic snacking brands including Goldfish crackers, Tim Tam biscuits, Milano cookies and Kjeldsens butter cookies.

Mignini said, “Campbell’s expertise in brand-building, R&D, and supply chain and operations, coupled with Snyder’s-Lance’s well-known portfolio, distribution system and history of strong sales growth, will allow us to create a differentiated, branded snacking business with greater scale. The combined portfolio will be even more relevant to consumers who are increasingly seeking better-for-you snacks.”

Headquartered in Charlotte, N.C., Snyder’s-Lance has approximately 6,000 employees and operates 13 manufacturing centers throughout the United States and United Kingdom.

Approvals and Financing

Campbell plans to finance the acquisition through $6.2 billion of debt comprising a combination of long-term and short-term debt. Pro forma leverage is expected to be 4.8x at closing, and the company is committed to deleveraging to approximately 3x by fiscal 2022. Campbell will suspend share repurchases to maximize free cash flow for the purposes of paying down debt. Campbell also expects to maintain its current dividend policy.

The closing of the transaction is subject to the approval of Snyder’s-Lance shareholders, as well as customary regulatory approvals and other closing conditions. Certain members of the Warehime family, who collectively own 13.2 percent of Snyder’s-Lance’s outstanding common stock, have agreed to vote their shares in support of the transaction. Closing is expected by early second quarter of calendar 2018. Campbell expects the acquisition to be accretive to adjusted EPS in fiscal 2019, excluding integration costs and costs to achieve synergies.

Credit Suisse acted as lead financial adviser to Campbell in this transaction. Rothschild also acted as a financial adviser to Campbell. Weil, Gotshal & Manges LLP acted as Campbell’s legal counsel. Goldman Sachs & Co. LLC acted as lead financial adviser to Snyder’s-Lance. Deutsche Bank has also acted as long-time financial adviser to Snyder’s-Lance. Jenner & Block LLP acted as legal counsel to Snyder’s-Lance.

Reshaping Campbell’s Portfolio

This is Campbell’s sixth acquisition in five years. The company acquired Bolthouse Farms in August 2012, organic baby food company Plum in June 2013, biscuit company Kelsen in August 2013, fresh salsa and hummus maker Garden Fresh Gourmet in June 2015, and organic broth and soup producer Pacific Foods in December 2017.

Investor Call Details

Campbell will host a conference call to discuss the acquisition announcement today at 10:30 a.m. EST. To join in the U.S., dial (833) 659-8619. To join outside of the U.S., dial +1 (703) 639-1316. The access code is 8969888. Access to a live webcast of the call with accompanying slides, as well as a replay of the call, will be available at investor.campbellsoupcompany.com.

About Campbell Soup Company

Campbell (NYSE:CPB) is driven and inspired by our Purpose, “Real food that matters for life’s moments.” We make a range of high-quality soups and simple meals, beverages, snacks and packaged fresh foods. For generations, people have trusted Campbell to provide authentic, flavorful and readily available foods and beverages that connect them to each other, to warm memories and to what’s important today. Led by our iconic Campbell’s brand, our portfolio includes Pepperidge Farm, Bolthouse Farms, Arnott’s, V8, Swanson, Pace, Prego, Plum, Royal Dansk, Kjeldsens, Garden Fresh Gourmet and Pacific Foods. Founded in 1869, Campbell has a heritage of giving back and acting as a good steward of the planet’s natural resources. The company is a member of the Standard & Poor’s 500 and the Dow Jones Sustainability Indexes. For more information, visit www.campbellsoupcompany.com or follow company news on Twitter via @CampbellSoupCo. To learn more about how we make our food and the choices behind the ingredients we use, visit www.whatsinmyfood.com.

About Snyder’s-Lance

Snyder’s-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder’s-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Products are sold under the Snyder’s of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Late July®, Krunchers! ®, Tom’s®, Archway®, Jays®, Stella D’oro®, Eatsmart Snacks™, O-Ke-Doke®, Metcalfe’s skinny®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the company’s corporate web site: www.snyderslance.com.

Important Information For Snyder’s-Lance, Inc.’s Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed acquisition of Snyder’s-Lance, Inc. by Campbell Soup Company. In connection with this transaction, Snyder’s-Lance will file relevant materials with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS OF SNYDER’S-LANCE ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Any definitive proxy statement(s) (when available) will be mailed to shareholders of Snyder’s-Lance. Investors and security holders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Snyder’s-Lance through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Snyder’s-Lance will be available free of charge on Snyder’s-Lance’s internet website at http://ir.snyderslance.com/sec.cfm or by contacting the Snyder’s-Lance’s Investor Relations Department by email at kpowers@snyderslance.com or by phone at 704-557-8279.

Participants In The Solicitation

Snyder’s-Lance, its directors and certain of its executive officers may be considered participants in the solicitation of proxies from Snyder’s-Lance’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Snyder’s-Lance is set forth in its Annual Report on Form 10-K for the year ended December 31, 2016, which was filed with the SEC on February 28, 2017, its proxy statement for its 2017 annual meeting of shareholders, which was filed with the SEC on March 27, 2017, its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, which was filed with the SEC on November 9, 2017, and in other documents filed with the SEC by Snyder’s-Lance and its officers and directors.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials in connection with the transaction to be filed with the SEC when they become available.

Snyder’s-Lance, Inc. Forward-Looking Statements

Certain statements in this communication regarding the proposed acquisition of Snyder’s-Lance by Campbell Soup Company, including any statements regarding the expected timetable for completing the proposed transaction, benefits of the proposed transaction, future opportunities, future financial performance and any other statements regarding future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements made within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “aim,” “anticipate,” “believe,” “could,” “ensure,” “estimate,” “expect,” “forecasts,” “if,” “intend,” “likely” “may,” “might,” “outlook,” “plan,” “positioned,” “potential,” “predict,” “probable,” “project,” “should,” “strategy,” “will,” “would,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements.

All forward-looking information are subject to numerous risks and uncertainties, many of which are beyond the control of Snyder’s-Lance, that could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of Snyder’s-Lance’s shareholders; the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied or that the closing of the proposed transaction might otherwise not occur; the risk that a regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; difficulties with the successful integration and realization of the anticipated benefits or synergies from the proposed transaction; and risk that the transaction and its announcement could have an adverse effect on Snyder’s-Lance’s ability to retain customers and retain and hire key personnel. Additional information concerning these and other risk factors can be found in Snyder’s-Lance’s filings with the SEC and available through the SEC’s Electronic Data Gathering and Analysis Retrieval system at http://www.sec.gov, including their most recent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing list of important factors is not exclusive. Snyder’s-Lance’s forward-looking statements are based on assumptions that it believes to be reasonable but that may not prove to be accurate. Snyder’s-Lance assumes no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Campbell Soup Company Forward-Looking Statements

This release contains “forward-looking statements” that reflect the company’s current expectations about the impact of its future plans and performance on the company’s business or financial results. These forward-looking statements, including those regarding the acquisition of Snyder’s-Lance, Inc., rely on a number of assumptions and estimates that could be inaccurate and which are subject to risks and uncertainties. The factors that could cause the company’s actual results to vary materially from those anticipated or expressed in any forward-looking statement include (1) changes in consumer demand for the company’s products and favorable perception of the company’s brands; (2) the risks associated with trade and consumer acceptance of product improvements, shelving initiatives, new products and pricing and promotional strategies; (3) the impact of strong competitive responses to the company’s efforts to leverage its brand power with product innovation, promotional programs and new advertising; (4) changing inventory management practices by certain of the company’s key customers; (5) a changing customer landscape, with value and e-commerce retailers expanding their market presence, while certain of the company’s key customers continue to increase their significance to the company’s business; (6) the company’s ability to realize projected cost savings and benefits from its efficiency and/or restructuring initiatives; (7) the company’s ability to manage changes to its organizational structure and/or business processes, including selling, distribution, manufacturing and information management systems or processes; (8) product quality and safety issues, including recalls and product liabilities; (9) the ability to complete and to realize the projected benefits of acquisitions, divestitures and other business portfolio changes; (10) the conditions to the completion of the Snyder’s-Lance transaction, including obtaining Snyder’s-Lance shareholder approval, may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected, on the anticipated schedule, or at all; (11) long-term financing for the Snyder’s-Lance transaction may not be available on favorable terms, or at all; (12) closing of the Snyder’s-Lance transaction may not occur or may be delayed, either as a result of litigation related to the transaction or otherwise; (13) the company may be unable to achieve the anticipated benefits of the Snyder’s-Lance transaction; (14) completing the Snyder’s-Lance merger may distract the company’s management from other important matters; (15) disruptions to the company’s supply chain, including fluctuations in the supply of and inflation in energy and raw and packaging materials cost; (16) the uncertainties of litigation and regulatory actions against the company; (17) the possible disruption to the independent contractor distribution models used by certain of the company’s businesses, including as a result of litigation or regulatory actions affecting their independent contractor classification; (18) the impact of non-U.S. operations, including trade restrictions, public corruption and compliance with foreign laws and regulations; (19) impairment to goodwill or other intangible assets; (20) the company’s ability to protect its intellectual property rights; (21) increased liabilities and costs related to the company’s defined benefit pension plans; (22) a material failure in or breach of the company’s information technology systems; (23) the company’s ability to attract and retain key talent; (24) changes in currency exchange rates, tax rates, interest rates, debt and equity markets, inflation rates, economic conditions, law, regulation and other external factors; (25) unforeseen business disruptions in one or more of the company’s markets due to political instability, civil disobedience, terrorism, armed hostilities, extreme weather conditions, natural disasters or other calamities; and (26) other factors described in the company’s most recent Form 10-K and subsequent Securities and Exchange Commission filings. The company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.